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                                                                EXHIBIT 21.1


                                 SUBSIDIARIES
                                 ------------


Big O Tire of Idaho, Inc.,
an Idaho corporation

Big O Retail Enterprises, Inc.,
a Colorado corporation

Big O Development, Inc.,
a Colorado corporation

O Advertising, Inc.,
a Colorado corporation